As filed with the Securities and Exchange Commission on November 12, 2003

                                                           Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                         AUTOMATIC DATA PROCESSING, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                                 22-1467904
  (State or other jurisdiction of                    (IRS Employer
   incorporation or organization)                 Identification No.)

                           ---------------------------

                                One ADP Boulevard
                           Roseland, New Jersey 07068
                                 (973) 974-5000
             (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

             Automatic Data Processing, Inc. 2000 Stock Option Plan
                            (Full title of the plan)

                           ---------------------------

                              James B. Benson, Esq.
             Corporate Vice President, Secretary and General Counsel
                         Automatic Data Processing, Inc.
                                One ADP Boulevard
                           Roseland, New Jersey 07068
                     (Name and address of agent for service)
                                 (973) 974-5000
          (Telephone number, including area code, of agent for service)

                            ---------------------------

                                    Copy to:
                            Richard S. Borisoff, Esq.
                  Paul, Weiss, Rifkind, Wharton & Garrison LLP
                           1285 Avenue of the Americas
                          New York, New York 10019-6064
                                 (212) 373-3000

                         CALCULATION OF REGISTRATION FEE
------------------------------- ---------------------- ---------------------------- ----------------------------- ------------------
           Title of                 Amount to be        Proposed Maximum Offering         Proposed Maximum        Amount of
------------------------------       Registered            Price Per Share(1)       Aggregate Offering Price(1)   Registration Fee
 Securities to be Registered
------------------------------- ---------------------- ---------------------------- ----------------------------- ------------------
------------------------------- ---------------------- ---------------------------- ----------------------------- ------------------
Common stock, par value $0.10
per share  ................       35,000,000 shares              $36.79                    $1,287,650,000             $104,171
------------------------------- ---------------------- ---------------------------- ----------------------------- ------------------

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"). The Proposed Maximum Offering Price was determined by averaging the high and low prices of the common stock, par value $.10 per share ("Common Stock"), of Automatic Data Processing, Inc. (the "Company" or "Registrant") as reported on the New York Stock Exchange on November 5, 2003. Pursuant to Rule 416 under the Securities Act, the Registration Statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

                                EXPLANATORY NOTE

                  The 35,000,000 shares of Common Stock being registered pursuant to this registration statement (the "Registration Statement") are additional securities of the same class as other securities for which a registration statement (No. 333-33258) on Form S-8 was filed with the Securities and Exchange Commission (the "Commission") on March 24, 2000. Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statement are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statement are modified as set forth in this Registration Statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The documents containing the information specified in Part I of Form S-8 are not required to be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to the Note to Part I of Form S-8 and Rule 424 under the Securities Act. The information required in the Section 10(a) prospectus is included in documents being maintained and delivered by the Company as required by Part I of Form S-8 and by Rule 428 under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

                  The following documents filed by the Company with the Commission are incorporated herein by reference:

                  1. The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2003.

                  2. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003.

                  3. The description of the Company's Common Stock contained in its registration statement on Form 8-A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as filed with the Commission on January 21, 1992, including any amendment or report filed for the purpose of amending such description.

                  In addition, all reports and documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

                  Not Applicable.

Item 5.  Interests of Named Experts and Counsel

                  The validity of the shares of Common Stock being registered pursuant hereto has been passed upon by James B. Benson, Esq., Corporate Vice President, Secretary and General Counsel of the Company. Mr. Benson, a full-time employee of the Company, beneficially owns 208,355 shares of the Company's Common Stock.

Item 6.  Indemnification of Directors and Officers

                  Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation to indemnify its directors, officers, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement reasonably incurred, including liabilities under the Securities Act, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, although in the case of proceedings brought by or on behalf of the corporation, such indemnification is limited to expenses and is not permitted if the individual is adjudged liable to the corporation (unless the Delaware Court of Chancery or the court in which such proceeding was brought determines otherwise in accordance with the General Corporation Law of the State of Delaware). Section 102 of the General Corporation Law of the State of Delaware authorizes a corporation to limit or eliminate its directors' liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for (i) breaches of the duty of loyalty, (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law, (iii) unlawful payments of dividends, stock purchases or redemptions, or (iv) transactions from which a director derives an improper personal benefit. In addition, Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against and incurred by such person in any such capacity, or arising out of such person's status as such.

                  Article Fifth, Sections 3 and 4 of the Company's Amended and Restated Certificate of Incorporation provide as follows:

                  "The Corporation shall indemnify all directors and officers of the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware (and in particular Paragraph 145 thereof), as from time to time amended, and may purchase and maintain insurance on behalf of such directors and officers. In addition, the Corporation shall, in the manner and to the extent as the Bylaws of the Corporation shall provide, indemnify to the full extent permitted by the General Corporation Law of the State of Delaware (and in particular Paragraph 145 thereof), as from time to time amended, such other persons as the By-laws shall provide, and may purchase and maintain insurance on behalf of such other persons."

                  "A director of the Corporation shall not be held personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; except for liability (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of any director of the Corporation existing at the time of, or for or with respect to any acts or omissions occurring prior to, such repeal or modification."

                  Article 6, Section 6.01 of the Company's Amended and Restated By-Laws provides as follows:

                   "Nature of Indemnity: The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she (x) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, in the case of any such employee or agent, in a manner he or she reasonably believed to be not in violation of any policies or directives of the Corporation, and (y) with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (i) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (ii) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. The indemnification under this Section 6.01 shall apply to all directors and officers of the Corporation who sit on the boards of directors of non-profit corporations in keeping with the Corporation's philosophy."

                  "The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful."

                  As permitted by Section 145 of the General Corporation Law of the State of Delaware and the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws, the Company also maintains a directors and officers liability insurance policy which insures, subject to certain exclusions, deductibles and maximum amounts, directors and officers of the Company against damages, judgments, settlements and costs incurred by reason of certain acts committed by such persons in their capacities as directors and officers.

Item 7.  Exemption from Registration Claimed

                  Not Applicable.

Item 8.   Exhibits

                  A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated by reference herein.

Item 9.  Undertakings

                   (a) The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Amended and Restated Certificate of Incorporation or Amended and Restated By-Laws, by contract, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseland, State of New Jersey on November 12, 2003.

                                AUTOMATIC DATA PROCESSING, INC.
                                (Registrant)



                                By: /s/ Arthur F. Weinbach
                                    -------------------------------------------
                                    Name:  Arthur F. Weinbach
                                    Title: Chairman and Chief Executive Officer

                            POWER OF ATTORNEY

                  The officers and directors of Automatic Data Processing, Inc. whose signatures appear below hereby constitute and appoint Arthur F. Weinbach and James B. Benson, and each of them (with full power to each of them to act alone), their true and lawful attorneys-in-fact, with full powers of substitution and resubstitution, to sign and execute on behalf of the undersigned any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Commission, and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact shall do or cause to be done by virtue thereof.

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on November 12, 2003 by the following persons in the capacities indicated.

    Signature                     Title
    ---------                     -----
                                  Chairman, Chief Executive Officer and Director
/s/ Arthur F. Weinbach            (Principal Executive Officer)
----------------------
    Arthur F. Weinbach

                                  Chief Financial Officer
/s/ Karen E. Dykstra              (Principal Financial Officer and
----------------------            Principal Accounting Officer)
    Karen E. Dykstra

/s/ Gregory D. Brenneman          Director
--------------------------
    Gregory D. Brenneman

/s/ Leslie A. Brun                Director
--------------------
    Leslie A. Brun

/s/ Gary C. Butler                Director
--------------------
    Gary C. Butler

/s/ Joseph  A. Califano, Jr.      Director
------------------------------
    Joseph  A. Califano, Jr.

/s/ Leon G. Cooperman             Director
-----------------------
    Leon G. Cooperman

/s/ Ann Dibble Jordan             Director
-----------------------
    Ann Dibble Jordan

/s/ Harvey M. Krueger             Director
-----------------------
    Harvey M. Krueger

/s/ Frederic V. Malek             Director
-----------------------
    Frederic V. Malek

/s/ Henry Taub                    Director
---------------
    Henry Taub

/s/ Josh S. Weston                Director
---------------------
    Josh S. Weston

                                INDEX TO EXHIBITS

Exhibits

4.1                Amended  and  Restated   Certificate   of   Incorporation
                   of  the  Company (incorporated   by  reference  to  Exhibit
                   3.1  to  Company's   Registration Statement on Form S-4 filed
                   with the Commission on February 9, 1999)

4.2 Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.2 to Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002)

4.3 Form of the Company's Common Stock certificate (incorporated by reference to Exhibit 4.4 to Registrant's Registration Statement on Form S-3 filed with the Commission on January 21, 1992)

5.1* Opinion of James B. Benson, Esq. as to the legality of the securities being registered hereby

23.1*              Consent of James B. Benson, Esq. (included in Exhibit 5.1)

23.2*              Consent of Deloitte & Touche LLP

24.1*              Power of Attorney (included on signature page)


--------------------------
*  Filed herewith.


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